UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2005

KINTERA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50507	74-2947183
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9605 Scranton Road, Suite 200 San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 795-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

This Current Report on Form 8-K/A relates solely to the financial statements originally published in the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, and not to any other period. On August 15, 2005, Kintera, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal quarter ended June 30, 2005 and its restated financial results for the fiscal quarter ended March 31, 2005. A copy of that press release was attached to the Company’s Current Report on Form 8-K Filed August 16, 2005 (the “Original 8-K”) as Exhibit 99.1. This Current Report on Form 8-K/A is being filed to amend the Original 8-K to provide certain additional required information related to the restatement that was disclosed in the Original 8-K and in the amended Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 31, 2005 that was filed on August 15, 2005. The conclusion as to non-reliance described herein relates only to the originally filed Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005 and not to the amendment to that Quarterly Report or any other interim or annual financial statements.

At a meeting of the Audit Committee of the Company’s Board of Directors held on August 8, 2005, the Company concluded that the previously issued financial statements for the fiscal quarter ended March 31, 2005 should not be relied upon. On August 15, 2005, the Company filed an amended Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 31, 2005 to restate the financial statements for that period.

As disclosed in the press release issued on August 15, 2005, “In the restated financial statements the Company corrects its accounting treatment of certain software development costs which had been previously capitalized in error prior to the achievement of technological feasibility required by Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed, and during the preliminary project stated under the provision of State of Position No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. These costs are now being recorded as current period operating expenses. The restated financial statements also reflect the correction of other individually immaterial errors contained in the financial statements included in the originally filed Form 10-Q for the first quarter of 2005. The Company’s revised net loss for the quarter ended March 31, 2005 is $11.7 million or $0.39 per share, an increase of $1.7 million and $0.06 per share from the figures previously reported.”

The Company’s management and the Audit Committee of the Company’s Board of Directors discussed these matters with Ernst & Young LLP, the Company’s registered independent public accounting firm, prior to issuing the press release and filing the amended Quarterly Report on Form 10-Q/A on August 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KINTERA, INC. (Registrant)

September 8, 2006	By:	/s/ Richard Davidson
Richard Davidson
Chief Financial Officer

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